Exhibit 99.1


March 22, 2009



Lex Cowsert and the Board of Directors
CytoGenix, Inc.
3100 Wilcrest Drive, Ste. 140
Houston, TX 77042

         RE:  Letter of Resignation

Dear Lex,

     I am writing to inform you that I will be resigning from my position as Vice President of Legal Affairs and Secretary, effective today. Although I will remain with the Company as a Consultant, I will be transferring all of my Patent responsibilities to new patent counsel and will no longer act in the capacity as corporate counsel for CytoGenix, Inc.

     As agreed, I will continue in an advisory capacity on an as needed basis so that the Company can continue to move forward. My best wishes go to you and the remaining members of the team in this difficult economic time. As you know, I will do as much as is feasibly possible to assist your efforts in securing financing and in pushing the science into the next developmental phase.

     I am optimistic that your energy and vision will turn this situation around.



                                                     All my best,


                                                     /s/ Cindee Ewell
                                                     ----------------
                                                     Cindee Ewell